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                                                                  EXHIBIT 99.1
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                            CERTIFICATE OF AMENDMENT

                                       TO

                      RESTATED CERTIFICATE OF INCORPORATION


          SUNRISE PRESCHOOLS, INC. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That pursuant to a Consent In Lieu of a Special Meeting of the Board of Directors of Sunrise Preschools, Inc., a Delaware corporation (the "Corporation") on January 24, 1997, resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered at the next annual meeting of the stockholders of the Corporation. The resolutions setting forth the proposed amendment are as follows:

              RESOLVED, that Section 1 of the Corporation's Restated Certificate of Incorporation be, and hereby is, amended in its entirety to read as follows:

                  1. Name. The name of the Corporation is Sunrise Educational Services, Inc.

          SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held on January 24, 1997, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
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                                                                  EXHIBIT 99.1
                                                                   PAGE 2 OF 2

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, SUNRISE PRESCHOOLS, INC. has caused this certificate to be signed by James R. Evans, its President, this 31st day of January, 1997.

                                       SUNRISE PRESCHOOLS, INC., a Delaware
                                       corporation


                                       By  /s/ James R. Evans
                                         --------------------------------------
                                               James R. Evans, President